Exhibit 10.5

DOMUS HOLDINGS CORP.

2007 STOCK INCENTIVE PLAN

Amended and Restated as of November 13, 2007, as further

amended and restated on November 9, 2010

ARTICLE I

PURPOSE OF THE PLAN

The purpose of the DOMUS HOLDINGS CORP. 2007 STOCK INCENTIVE PLAN (the “Plan”) is (i) to further the growth and success of Domus Holdings Corp., a Delaware corporation (the “Company”), and its Subsidiaries (as hereinafter defined) by enabling directors and employees of, or consultants to, the Company or any of its Subsidiaries to acquire Shares (as hereinafter defined), thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Awards granted under the Plan (the “Awards”) shall be nonqualified stock options (referred to herein as “Options” or “NSOs”), rights to purchase Shares, restricted stock (referred to herein as “Restricted Stock”), restricted stock units (referred to herein as “Restricted Stock Units”) and other awards settleable in, or based upon, Common Stock (referred to herein as “Other Stock-Based Awards”). In the Plan, the terms “Parent” and “Subsidiary” mean “Parent Corporation” and “Subsidiary Corporation,” respectively, as such terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Adoption Agreement” means an agreement between the Company and a holder of Shares, pursuant to which such holder agrees to become a party to the Management Investor Rights Agreement.

“Affiliate” means:

(a) in the case of the Company or a Holder (as defined in the Management Investor Rights Agreement) that is not an individual, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or such Holder, as applicable. For the avoidance of doubt, the term “Affiliate” as applied to the Apollo Holder or the Apollo Group, shall not include at any time any portfolio companies of Apollo Management VI, L.P. or any its affiliates but shall include any co-investment vehicle controlled by any member of the Apollo Group.

(b) in the case of an individual: (i) any member of the immediate family of an individual Holder, including parents, siblings, spouse and children (including those by adoption); the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and in any such case any trust whose primary beneficiary is such individual Holder or one or more members of such immediate family and/or such Holder’s lineal descendants; (ii) the legal representative or guardian of such individual Holder or of any such immediate family member in the event such individual Holder or any such immediate family member becomes mentally incompetent; and (iii) any Person controlling, controlled by or under common control with a Holder.

As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Apollo Group” means Domus Investment Holdings, LLC, Apollo Investment Fund VI, L.P., a Delaware limited partnership, collectively with each of their respective affiliates (including, for avoidance of debt, any syndication vehicles) to which any transfers of Common Stock are made.

“Apollo Holder” means, collectively, Domus Investment Holdings, LLC and Apollo Investment Fund VI, L.P.

“Award” has the meaning set forth in Article I hereof.

“Award Agreement” means any writing setting forth the terms of an Award that has been duly authorized and approved by the Board or the Committee.

“Board” has the meaning set forth in Section 3.1 hereof.

“Capital Stock” means any and all shares of, interests and participations in, and other equivalents (however designated) of stock, including without limitation all Shares and preferred stock.

“Cause” means, with respect to a Termination of Relationship: (i) if such Participant is at the time of termination a party to an employment, consulting or similar agreement with the Company or any of its Subsidiaries with an effective date on or after the Closing Date that defines such term, the meaning given in such agreement; (ii) otherwise if such Participant is at the time of termination a party to an Award Agreement that was entered into under the Plan and defines such term, the meaning given in the Award Agreement; and (iii) in all other cases, a Termination of Relationship by the Company or any of its Subsidiaries or Affiliates based on such Participant’s (A) commission of any felony or an act of moral turpitude; (B) engaging in an act of dishonesty or willful misconduct; (C) material breach of the Participant’s obligations hereunder or under any agreement entered into between the Participant and the Company or any of its Subsidiaries or Affiliates; (D) material breach of the Company’s policies or procedures, including but not limited to the Realogy Corporation Code of Ethics or any of the Key Policies of Realogy Corporation; or (E) the Participant’s willful failure to substantially perform his or her duties as an employee of the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness). A termination will not be for “Cause” pursuant to clause (B), (C), (D) or (E), to the extent such conduct is curable, unless the Company shall have notified the Participant in writing describing such conduct and the Participant shall have failed to cure such conduct within ten (10) business days after the receipt of such written notice.

“Closing Date” means April 10, 2007.

“Code” has the meaning set forth in Article I hereof.

“Committee” has the meaning set forth in Section 3.1 hereof.

“Common Stock” means the common stock of the Company, par value $.01 per share.

“Company” has the meaning set forth in Article I hereof.

“Disability” means, with respect to each Participant, (i) if such Participant is at the time of termination a party to an employment agreement with the Company or any of its Subsidiaries with an effective date on or after the Closing Date that defines such term, the meaning given in the employment agreement; (ii) otherwise if such Participant is at the time of termination a party to an Award Agreement that was entered into under the Plan and defines such term, the meaning given in the Award Agreement, and (iii) in all other cases that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company or its Subsidiaries or such other definition as Section 409A of the Code may require.

“Distributed Securities” means any Shares or Capital Stock that have been distributed to investors in investment funds managed by Apollo Management VI, L.P. or any of its Affiliates.

“Effective Date” means the date the Plan is adopted by the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means (i) on the Closing Date, the price the Investor pays to acquire the Common Stock, and (ii) as of any subsequent date, the closing price of the Common Stock on any national securities exchange or any national market system (including, but not limited to, The NASDAQ National Market) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its Fair Market Value is made, the Board shall determine its Fair Market Value in such manner as it deems appropriate (such determination to be made in a manner that satisfies Section 409A of the Code (to the extent applicable) and in good faith as required by Section 422(c)(1) of the Code), which may be based on the advice of an independent investment banker or appraiser recognized to be an expert in making such valuations; provided, however, that in the event of any sale to, or repurchase of Shares by, the Company from a current or former Management Holder (as defined in the

Management Investor Rights Agreement) in a single transaction of 350,000 Shares or more, such determination shall be based on the advice of an independent investment banker or appraiser recognized to be an expert in making such valuations and the Fair Market Value of each Share shall be no less than that determined by such independent investment banker or appraiser. In all events, Fair Market Value shall not take into account any discount for minority interest, private company discount or discount due to transfer restrictions imposed under the Management Investor Rights Agreement.

“Good Reason” means with respect to a Termination of Relationship: (i) if such Participant is at the time of termination a party to an employment, consulting or similar agreement with the Company or any of its Subsidiaries with an effective date on or after the Closing Date that defines such term (or a term of like import, such as “constructive discharge”), the meaning given in such agreement; (ii) otherwise if such Participant is at the time of termination a party to an Award Agreement that was entered into under the Plan and defines such term, the meaning given in the Award Agreement; and (iii) in all other cases, a Termination of Relationship by the Participant following (x) a reduction of the Participant’s annual base salary (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive) or (y) a required relocation of the Participant’s primary work location to a location more than fifty (50) miles from the Participant’s current primary work location; provided, however, that such reduction or relocation described in clause (iii) shall not constitute Good Reason unless the Participant shall have notified the Company in writing describing such reduction or required relocation within thirty (30) business days of its initial occurrence and then only if the Company shall have failed to cure such reduction or required relocation within thirty (30) business days after the Company’s receipt of such written notice.

“Independent Third Party” means any Person that (i) did not own in excess of five percent (5%) of the Common Stock deemed outstanding (on a fully diluted basis) as of the first anniversary of the Effective Date; and (ii) is not an Affiliate of any such owner or the Apollo Group or a portfolio company of any members of the Apollo Group, provided that, for the avoidance of doubt, holders of interests in Domus Co-Investment Holdings LLC and Domus Co-Investment Holdings II, LLC shall be deemed Independent Third Parties.

“Investor” means, collectively, Apollo Investment Fund VI, L.P., each of its Affiliates and any other investment fund or vehicle managed by Apollo Management VI, L.P. or any of its Affiliates (including any successors or assigns of any such manager).

“Investor Investment” means direct or indirect investments in Capital Stock of the Company made by the Investor on or after the Closing Date, but excluding any purchases or repurchases of Capital Stock on any securities exchange or any national market system after an initial Qualified Public Offering. The term “Investor Investment” excludes any investment originally made by the Investor in a Person other than the Company or a Subsidiary.

“Investor IRR” means the pretax compounded annual internal rate of return calculated on a quarterly basis realized by the Investor on the Investor Investment, based on the aggregate amount invested by the Investor in respect of all Investor Investments and the aggregate amount of cash dividends and sale proceeds received by, and Distributed Securities distributed to, the Investor in respect of all Investor Investments, assuming all Investor Investments were purchased by one Person and were held continuously by such Person. The Investor IRR shall be determined based on the actual time of each Investor Investment and actual cash received by, and Distributed Securities distributed to, the Investor in respect of all Investor Investments and including, as a return on each Investor Investment, any cash dividends, cash distributions, cash sales or cash interest made by the Company or any Subsidiary in respect of such Investor Investment during such period, but excluding any other amounts payable that are not directly attributable to an Investor Investment (including, without limitation, any management, transaction, monitoring or similar fees). For purposes of determining Investor IRR in respect of Distributed Securities, the fair market value of those securities on the date on which the Distributed Securities are distributed shall be used for purposes of calculating the annual internal rate of return, and such date shall be deemed the date on which the return on the Investor Investment was received by the Investor.

“Management Investor Rights Agreement” means the Management Investor Rights Agreement, dated as of the Closing Date, among the Company and the holders party thereto, as it is amended, supplemented, restated or otherwise modified from time to time.

“Notice” has the meaning set forth in Section 5.7 hereof.

“NSOs” has the meaning set forth in Article I hereof.

“Option” has the meaning set forth in Article I hereof.

“Option Price” has the meaning set forth in Section 5.4 hereof.

“Option Shares” has the meaning set forth in Section 5.7(b) hereof.

“Other Stock-Based Award” has the meaning set forth in Article I hereof.

“Participant” has the meaning set forth in Article IV hereof.

“Permitted Assignee” has the meaning set forth in Section 11.2 hereof.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” has the meaning set forth in Article I hereof.

“Purchase Price” has the meaning set forth in Section 6.2 hereof.

“Qualified Public Offering” means a primary or secondary underwritten public offering of Common Stock by the Company or any selling securityholders pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or

(iv) a registration on Form S-8 or any successor form) under the Securities Act, pursuant to which the aggregate offering price of the Common Stock (by the Company and/or other selling securityholders) sold in such offering (together with the aggregate offering prices from any prior such offerings) is at least $250 million.

“Realization Event” means (i) the consummation of a Sale of the Company; or (ii) any transaction or series of related transactions in which the Investor sells at least 50% of the Shares directly or indirectly acquired by it (from the Company or otherwise) and at least 50% of the aggregate of all Investor Investments.

“Reserved Shares” means, at any time, an aggregate of 20,000,000 Shares, as the same may be adjusted at or prior to such time in accordance with Article X.

“Restricted Stock” has the meaning set forth in Article I hereof.

“Restricted Stock Unit” has the meaning set forth in Article I hereof.

“Sale of the Company” means the sale of the Company to one or more Independent Third Parties, pursuant to which such party or parties acquire (i) Capital Stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation, recapitalization or sale or transfer of the Company’s Capital Stock or otherwise); or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shares” means shares of Common Stock.

“Stock Award” means an Award of the right to purchase Shares under Article VI of the Plan.

“Subsidiary” means any corporation or other entity of which the Company owns securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors, managers, general partners or similar governing Persons thereof.

“Termination Date” means the tenth anniversary of the Effective Date.

“Termination of Relationship” means (i) if the Participant is an employee of the Company or any Subsidiary, the termination of the Participant’s employment with the Company and its Subsidiaries for any reason; (ii) if the Participant is a consultant to the Company or any Subsidiary, the termination of the Participant’s consulting relationship with the Company and its Subsidiaries for any reason; and (iii) if the Participant is a director of the Company or any Subsidiary, the termination of the Participant’s service as a director of the Company or such Subsidiary for any reason; including, in the case of clauses (i), (ii) or (iii), as a result of such Subsidiary no longer being a Subsidiary of the Company because of a sale, divestiture or other disposition of such Subsidiary by the Company (whether such disposition is effected by the Company or another Subsidiary thereof). For the avoidance of doubt, no period of notice that is given or that ought to have been given under applicable law in respect of such Termination of Relationship will be utilized in determining entitlement under the Plan or an Award Agreement.

“Vested Options” means Options that have vested in accordance with the applicable Award Agreement.

ARTICLE III

ADMINISTRATION OF THE PLAN; SHARES SUBJECT TO THE PLAN

3.1	Committee.

The Plan shall be administered by the Board of Directors of the Company (the “Board”), the Executive Committee of the Board or the Compensation Committee of the Board (the “Committee”), subject to the delegation of authority set forth in Section 3.3. The term “Committee” shall, for all purposes of the Plan, be deemed to refer to the Board or the Executive Committee if the Board or Executive Committee is administering the Plan or the authorized officer(s) under Section 3.3 if any such officer has been delegated authority to administer the Plan under and to the extent permitted by Section 3.3.

3.2	Procedures.

The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. The entire Committee shall constitute a quorum and the actions of the entire Committee present at a meeting, or actions approved in writing by the entire Committee, shall be the actions of the Committee.

3.3	Interpretation; Powers of Committee.

Except as may otherwise be expressly reserved to the Board as provided herein, and with respect to any Award, except as may otherwise be provided in the Award Agreement evidencing such Award or an employment or consulting agreement between the Participant and the Company, the Committee shall have all powers with respect to the administration of the Plan, including the authority to:

(a) determine eligibility and the particular persons who will receive Awards;

(b) grant Awards to eligible persons, determine the price and number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of Awards consistent with the express limits of the Plan, establish the installments (if any) in which such Awards will become exercisable or will vest and the respective consequences thereof (or determine that no delayed exercisability or vesting is required), and establish the events of termination or reversion of such Awards;

(c) approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

(d) construe and interpret the provisions of the Plan and any Award Agreement or other agreement defining the rights and obligations of the Company and Participants under the Plan, make factual determinations with respect to the administration of the Plan, further define the terms used in the Plan, and prescribe, amend and rescind rules and regulations relating to the administration of the Plan;

(e) cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Participants, subject to any required consent under Article XIII;

(f) accelerate or extend the exercisability or extend the term of any or all outstanding Awards, subject to any consent required under Article XIII; and

(g) make all other determinations and take such other action as contemplated by the Plan or as may be necessary or advisable for the administration of the Plan and the effectuation of its purposes.

All decisions of the Board or the Committee, as the case may be, shall be reasonable and made in good faith and shall be conclusive and binding on all Participants in the Plan. In making any determination or in taking or not taking any action under the Plan, the Committee or the Board, as the case may be, may obtain the advice of experts, including employees of and professional advisors to the Company. The Committee may delegate authority under Section 3.3(c), (d) and (g) to one or more officers of the Company; provided, however, that in no event shall an officer be delegated any authority under Section 3(d) or (g) with respect to Awards granted to or held by the following individuals: (a) individuals who are executive officers or directors of the Company or, if the Common Stock (or other equity securities of the Company) were registered under the Securities Act, are subject to Section 16 of the Exchange Act, or (b) officers of the Company to whom authority has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 3.3 shall serve in such capacity at the pleasure of the Committee. The Committee also may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company. No director, officer or agent of the Company or any Subsidiary will be liable for any action, omission or decision under the Plan taken, made or omitted in good faith. The provisions of Awards need not be the same with respect to each Participant.

3.4	Compliance with Code Section 162(m).

In the event the Company becomes a “publicly-held corporation” as defined in Section 162(m)(2) of the Code, the Company may establish a committee of outside directors meeting the requirements of Section 162(m)(2) of the Code to (i) approve Awards that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Section 162(m) of the Code; and (ii) administer the Plan. In such event, the powers reserved to the Committee in the Plan shall be exercised by such compensation committee. In addition, Awards under the Plan may be granted upon satisfaction of the conditions to such grants provided pursuant to Section 162(m) of the Code and any Treasury Regulations promulgated thereunder.

3.5	Number of Shares.

Subject to the provisions of Article X (relating to adjustments upon changes in capital structure and other corporate transactions), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall not exceed the Reserved Shares. Shares that are subject to or underlie Options granted under the Plan that expire or for any reason are canceled or terminated without having been exercised (or Shares subject to or underlying the unexercised portion of any Options, in the case of Options that were partially exercised at the time of their expiration, cancellation or termination), as well as Shares that are subject to Stock Awards made under the Plan that are not actually purchased pursuant to such Stock Awards and Shares that are subject to Restricted Stock or Restricted Stock Units that are forfeited, will again, except to the extent prohibited by law or applicable listing or regulatory requirements, be available for subsequent Award grants under the Plan.

3.6	Reservation of Shares.

The number of Shares reserved for issuance with respect to Awards granted under the Plan shall at no time be less than the maximum number of Shares which may be issued or delivered at any time pursuant to outstanding Awards.

ARTICLE IV

ELIGIBILITY

4.1	General.

Awards may be granted under the Plan only to persons who are employees, consultants or directors of the Company or any of its Subsidiaries on the date of the grant. Each such person to whom an Award is granted under the Plan is referred to herein as a “Participant.”

ARTICLE V

STOCK OPTIONS

5.1	General.

Options may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Each Option granted under the Plan shall be designated as an NSO and shall be subject to the terms and conditions applicable to NSOs set forth in the Plan. Each Option shall be evidenced by an Award Agreement incorporating the terms and provisions of the Plan that shall be executed by the Company and the Participant. The Award Agreement shall specify the number of Shares for which such Option shall be exercisable, the exercise price for such Shares and the other terms and conditions of the Option.

5.2	Vesting.

The Committee, in its sole discretion, shall determine whether and to what extent any Options are subject to vesting based upon the Participant’s continued service to, or the Participant’s performance of duties for, the Company and its Subsidiaries, or upon any other basis.

5.3	Date of Grant.

The date of grant of an Option under the Plan shall be the date as of which the Committee approves the grant.

5.4	Option Price.

The price (the “Option Price”) at which each Share may be purchased shall be determined by the Committee and set forth in the Award Agreement. In no event, however, may the Committee determine an Option Price that is less than the Fair Market Value of a Share on the date of grant.

5.5	Automatic Termination of Options.

Each Option granted under the Plan, to the extent not previously exercised, shall automatically terminate and shall become null and void and be of no further force or effect upon such date or dates as are set forth in the applicable Award Agreement, consistent with the terms of the Plan.

5.6	Payment of Option Price.

The aggregate Option Price shall be paid in cash (by wire transfer of immediately available funds to a bank account of the Company designated by the Committee or by delivery of a personal or certified check payable to the Company); provided that the Committee may, in its sole discretion, specify one or more of the following other forms of payment that may be used by a Participant (but only to the extent permitted by applicable law) upon exercise of his or her Option:

(a) by surrender of Shares that either (i) have been paid for within the meaning of Rule 144 under the Securities Act (and, if such Shares were purchased from the Company or any Subsidiary thereof by means of a promissory note, such note has been fully paid with respect to such Shares); or (ii) were obtained by the Participant in the public market (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act);

(b) such other method as the Committee may from time to time approve or authorize as set forth in an Award Agreement;

(c) to the extent permitted by applicable law, if the Common Stock is a class of securities then listed or admitted to trading on any national securities exchange or traded on any national market system (including, but not limited to, The Nasdaq National Market), in compliance with any cashless exercise program authorized by the Board or the Committee for use in connection with the Plan at the time of such exercise (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act); or

(d) a combination of the methods set forth in this Section 5.6.

5.7	Notice of Exercise.

A Participant (or other person, as provided in Section 11.2) may exercise an Option (for the Shares represented thereby) granted under the Plan in whole or in part (but for the purchase of whole Shares only), as provided in the Award Agreement evidencing his or her Option, by delivering a written notice (the “Notice”) to the Secretary of the Company. The Notice shall state:

(a) That the Participant elects to exercise the Option;

(b) The number of Shares with respect to which the Option is being exercised (the “Option Shares”);

(c) The method of payment for the Option Shares (which method must be available to the Participant under the terms of his or her Award Agreement);

(d) The date upon which the Participant desires to consummate the purchase of the Option Shares (which date must be prior to the termination of such Option); and

(e) Any additional provisions consistent with the Plan as the Committee may from time to time require.

The exercise date of an Option shall be the date on which the Company receives the Notice from the Participant. Such Notice shall also contain, to the extent such Participant is not then a party to the Management Investor Rights Agreement (and the Management Investor Rights Agreement has not been terminated prior to such date), an Adoption Agreement, in form and substance satisfactory to the Board pursuant to which the Participant agrees to become a party to the Management Investor Rights Agreement.

5.8	Issuance of Certificates.

The Company shall issue stock certificates in the name of the Participant (or other person exercising the applicable Option in accordance with the provisions of Section 11.2), representing the Shares purchased upon exercise of the Option as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such Shares and satisfaction of all applicable withholding amounts in accordance with Article XV; provided that the Company, in its sole discretion, may elect to not issue any fractional Shares upon the exercise of an Option (determining the fractional Shares after aggregating all Shares issuable to a single holder as a result of an exercise of an Option for more than one Share) and, in lieu of issuing such fractional Shares, shall pay the Participant the Fair Market Value thereof. Neither the Participant nor any person (to the extent permitted under Section 11.2 of the Plan) exercising an Option shall have any privileges as a stockholder of the Company with respect to any Shares of stock issuable upon exercise of an Option granted under the Plan until the date of issuance of stock certificates representing such Shares pursuant to this Section 5.8. Notwithstanding the foregoing, the Committee reserves the right to account for Shares through book entry or other electronic means rather than the issuance of stock certificates.

ARTICLE VI

STOCK AWARDS

6.1	General.

Stock Awards may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Each Stock Award shall be evidenced by an Award Agreement that shall be executed by the Company and the Participant. The Award Agreement shall specify the terms and conditions of the Stock Award, including without limitation the number of Shares covered by the Stock Award, the purchase price for such Shares and the deadline for the purchase of such Shares.

6.2	Purchase Price; Payment.

The price (the “Purchase Price”) at which each Share covered by the Stock Award may be purchased upon exercise of a Stock Award shall be determined by the Committee and set forth in the applicable Award Agreement. The Company will not be obligated to issue certificates evidencing Shares purchased under this Article VI unless and until it receives full payment of the aggregate Purchase Price therefor and all other conditions to the purchase, as determined by the Committee, have been satisfied. The Purchase Price of any shares subject to a Stock Award must be paid in full at the time of the purchase.

ARTICLE VII

RESTRICTED STOCK

7.1	General.

Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the employees, consultants and directors to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7.3.

7.2	Awards and Certificates.

Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or other electronic means or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The sale or other transfer of the Shares of Common Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Domus Holdings Corp. 2007 Stock Incentive Plan, and in an Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Domus Holdings Corp.”

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

7.3	Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(a) Subject to the provisions of the Plan and the Award Agreement referred to in Section 7.3(c), during the restriction period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and/or the satisfaction of performance goals and may accelerate or waive, in whole or in part, restrictions based upon period of service. Except as provided in the Award Agreement, during the restriction period, the Participant shall not have, with respect to the Shares of Restricted Stock, the rights of a stockholder of the Company holding the class or series of Shares that is the subject of the Restricted Stock, other than, if applicable, the right to vote the Shares. Dividends (if any) payable in Shares and other non-cash dividends and distributions and extraordinary cash dividends shall be held subject to the vesting of the underlying Restricted Stock, unless the Committee determines otherwise in the applicable Award Agreement or makes an adjustment or substitution to the Restricted Stock pursuant to Article X in connection with such dividend or distribution.

(b) If and when any applicable restriction period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

(c) Each Award of Restricted Stock shall be confirmed by, and be subject to, the terms of an Award Agreement. The applicable Award Agreement shall specify the consequences for the Restricted Stock of the Participant’s Termination of Relationship.

ARTICLE VIII

RESTRICTED STOCK UNITS

8.1	Nature of Award.

Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, either by delivery of Shares to the

Participant or by the payment of cash based upon the Fair Market Value of a specified number of Shares. The Committee shall determine the employees, consultants and directors to whom and the time or times at which grants of Restricted Stock Units will be awarded, the number of Shares to be awarded to any Participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8.2.

8.2	Terms and Conditions.

The Committee may, in connection with the grant of Restricted Stock Units, condition the vesting thereof upon the continued service of the Participant and/or the achievement of performance goals. Each Award of Restricted Stock Units shall be confirmed by, and be subject to, the terms of an Award Agreement. The applicable Award Agreement shall specify the consequences for the Restricted Stock Units of the Participant’s Termination of Relationship. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits. Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered until they are settled, except to the extent provided in the applicable Award Agreement in the event of the Participant’s death. The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 22.4 below).

ARTICLE IX

OTHER STOCK-BASED AWARDS

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted under the Plan.

ARTICLE X

ADJUSTMENTS

10.1	Changes in Capital Structure.

In the event of an extraordinary stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, an extraordinary cash dividend, separation, spinoff or a reorganization (each, an “Adjustment Event”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable in its discretion to: (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) performance metrics and targets underlying outstanding Awards; and (D) the Option Price of outstanding Options. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to: (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan; (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) performance metrics and targets underlying outstanding Awards; and (D) the Option Price of outstanding Options. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Option Price of such Option shall conclusively be deemed valid); and (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards.

10.2	Special Rules.

The following rules shall apply in connection with Section 10.1 above:

(a) No adjustment shall be made for cash dividends (except as described in Section 10.1) or the issuance to stockholders of rights to subscribe for additional Shares or other securities (except in connection with a Corporate Transaction); and

(b) Any adjustments referred to in Section 10.1 shall be made by the Committee or the Board in its discretion and shall be conclusive and binding on all Persons holding any Awards granted under the Plan.

10.3	Right to Include Options upon a Realization Event.

Upon a Realization Event, subject to the provisions of any Award Agreement to the contrary with respect to a Sale of the Company, the Company may, but is not obligated to, purchase each outstanding Vested Option and/or unvested Option for a per share amount equal to (i) the amount per share received (whether in cash, securities or a combination thereof) in respect of the Shares sold in such transaction constituting the Realization Event, less (ii) the Option Price thereof. In the event the amount in (i) would not exceed the amount in (ii), Options may be cancelled for no payment.

The provisions of this Section 10.3 shall not be construed, however, to limit or reduce any rights of the Company or the Participant under the Management Investor Rights Agreement.

ARTICLE XI

RESTRICTIONS ON AWARDS

11.1	Compliance With Securities Laws.

No Awards shall be granted under the Plan, and no Shares shall be issued and delivered pursuant to Awards granted under the Plan, unless and until the Company and/or the Participant shall have complied with all applicable Federal, state or foreign registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction. As soon as practicable following the occurrence of any Qualified Public Offering, the Company shall register all Shares subject to the Plan on Form S-8 (or any successor form).

The Committee in its discretion may, as a condition to the delivery of any Shares pursuant to any Award granted under the Plan, require the applicable Participant (i) to represent in writing that the Shares received pursuant to such Award are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as the Committee deems necessary or appropriate. Stock certificates representing Shares acquired under the Plan that have not been registered under the Securities Act shall, if required by the Committee, bear such legends as may be required by the Management Investor Rights Agreement and the applicable Award Agreement.

11.2	Nonassignability of Awards.

Unless otherwise specifically provided by the Committee in an Award Agreement, no Award granted under the Plan shall be assignable or otherwise transferable by the Participant, except by designation of a beneficiary, by will or by the laws of descent and distribution. An Award may be exercised during the lifetime of the Participant only by the Participant, unless the Participant becomes subject to a Disability. If a Participant dies or becomes subject to a Disability, his or her Options shall thereafter be exercisable, during the period specified in the applicable Award Agreement (as the case may be), by his or her designated beneficiary or if no beneficiary has been designated in writing, by his or her executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Participant at the time of (and after giving effect to any vesting that may occur in connection with) his or her death or Disability. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the prior consent of the Committee to a “Family Member” as such term is defined in Rule 701 of the Securities Act (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 11.2. Before issuing any Shares under the Plan to any person who is not already a party to the Management Investor Rights Agreement, the Company shall obtain an executed Adoption Agreement from such person, unless a Qualified Public Offering shall have already occurred.

11.3	No Right to an Award or Grant.

Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give an employee, director or consultant any right to be granted an Option to purchase Shares or to receive an Award under the Plan, except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth in the Award Agreement. The Plan will be unfunded. The Company will not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

11.4	No Evidence of Employment or Service.

Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary, in their respective sole discretion (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

11.5	No Restriction of Corporate Action.

Nothing contained in the Plan or in any Award Agreement will be construed to prevent the Company or any Subsidiary or Affiliate of the Company from taking any corporate action that is deemed by the Company or by its Subsidiaries and Affiliates to be appropriate or in its best interest, unless such action would have a material adverse effect (as determined in reasonable good faith by the Company) on any then-outstanding Award held by a Participant, without the Participant’s written consent.

ARTICLE XII

TERM OF THE PLAN

The Plan shall become effective on the Effective Date and shall terminate on the Termination Date. No Awards may be granted after the Termination Date. Any Award outstanding as of the Termination Date shall remain in effect and the terms of the Plan will apply until such Award terminates as provided in the applicable Award Agreement.

ARTICLE XIII

AMENDMENT OF PLAN

The Plan may be modified or amended in any respect by the Committee, the Board or the Executive Committee of the Board ; provided, however, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of Common Stock of the Company entitled to vote (voting together as a single class, with each such holder entitled to cast one vote per share held by such holder) shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act. Notwithstanding the foregoing, the Plan may not be modified or amended as it pertains to any existing Award Agreement if such modification or amendment would materially impair the rights of the applicable Participant without the written consent of such Participant.

ARTICLE XIV

CAPTIONS

The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

ARTICLE XV

WITHHOLDING TAXES

Unless otherwise provided in any Award Agreement, upon any exercise or payment of any Award, the Company shall have the right at its option and in its sole discretion to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Company or any Subsidiary may be required to withhold with respect to such exercise or payment (which payment may be a condition precedent to an exercise); (ii) deduct from any amount payable to the Participant in cash or securities in respect of the Award the amount of any taxes which the Company may be required to withhold with respect to such exercise or payment; (iii) reduce the number of Shares to be delivered to the Participant in connection with such exercise or payment by the appropriate number of Shares, valued at their then Fair Market Value, to satisfy the minimum withholding obligation; or (iv) effect such withholding through such other method as the Committee may from time to time approve. In no event will the value of Shares withheld under clause (iii) above exceed the minimum amount of required withholding under applicable law.

ARTICLE XVI

SECTION 83(b) ELECTION

To the extent permitted by the Board or Committee, each Participant awarded an Award may, but is not obligated to, make an election under Section 83(b) of the Code to be taxed currently with respect to any Award issued under the Plan. The election permitted under this Article XVI shall comply in all respects with and shall be made within the period of time prescribed under Section 83(b) of the Code. Each Participant shall prepare such forms as are required to make an election under Section 83(b) of the Code. The Company shall have no liability to any Participant who fails to make a permitted Section 83(b) election in a timely manner.

ARTICLE XVII

CODE SECTION 409A COMPLIANCE

The Plan is intended to provide for non-statutory stock option benefits that are not deemed to be deferred compensation and thus are not subject to the provisions of Code § 409A. If the Plan is deemed to be subject to Code § 409A, however, the Company may modify the Plan, the Award Agreement and any Award granted under the Plan to comply with Code § 409A guidance in a manner that will not materially reduce the value of such Award.

ARTICLE XVIII

SECTION 16 COMPLIANCE

In the event that the Company becomes subject to Section 16 of the Exchange Act, it is intended that the Plan and any Award made to a Participant subject to Section 16 of the Exchange Act will meet all of the requirements of Rule 16b-3. Accordingly, unless otherwise provided by the Committee, if any provisions of the Plan or any Award would disqualify the Plan or the Award, or would otherwise not comply with Rule 16b-3, such provision or Award will be construed or deemed amended to conform to Rule 16b-3.

ARTICLE XIX

OTHER PROVISIONS

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

ARTICLE XX

NUMBER AND GENDER

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice versa, as the context requires.

ARTICLE XXI

GOVERNING LAW

All questions concerning the construction, interpretation and validity of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of the Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

ARTICLE XXII

MISCELLANEOUS

22.1	General.

(a) Awards granted under the Plan will be satisfied by delivery of shares of Common Stock or from the general assets of the Company, and (except as provided in Section 3.6) no special or separate reserve, fund or deposit will be made to assure satisfaction of such Awards. No grantee, beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including Shares) of the Company by reason of any Award hereunder. Neither the provisions of the Plan (or of any related documents), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any grantee, beneficiary or other person. To the extent that a grantee, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

(b) The Management Investor Rights Agreement provides for additional restrictions and limitations with respect to Shares (including additional restrictions and limitations on the voting or transfer of Shares). To the extent that such restrictions are greater than those set forth in the Plan or any Award Agreement, such restrictions and limitations shall apply to any Shares acquired pursuant to the exercise of Awards or otherwise issued or delivered pursuant to an Award and are incorporated herein by this reference.

(c) The Certificate of Incorporation and Bylaws of the Company, as either of them may lawfully be amended, supplemented or restated from time to time, may provide for additional restrictions and limitations with respect to Shares (including additional restrictions and limitations on the voting or transfer of Shares) or priorities, rights and preferences as to securities and interests prior in rights to the Shares. To the extent that these restrictions and limitations are greater than those set forth in the Plan or any Award Agreement, such restrictions and limitations shall apply to any Shares acquired pursuant to Awards and are incorporated herein by this reference.

22.2	Subsidiary Employees.

In the case of a grant of an Award to an employee or consultant of any Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee or consultant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.

22.3	Foreign Employees and Foreign Law Considerations.

The Committee may grant Awards to individuals who are eligible to participate in the plan who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

22.4	Limitation on Dividend Reinvestment and Dividend Equivalents.

To the extent provided under an Award Agreement, reinvestment of dividends in additional Restricted Stock or Restricted Stock Units at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock or Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3.5 for such reinvestment (taking into account then outstanding Options and other Awards), provided that, in the event that there are not sufficient Shares so available, holders of Restricted Stock and Restricted Stock Units shall instead receive cash in the amount equal to such dividend as and when, (i) with respect to Restricted Stock, such Awards become vested, or (ii) with respect to Restricted Stock Units, such Awards become payable.

* * * * * *

As adopted by the Board of Directors of Domus Holdings Corp. on April 10, 2007 and amended and restated on November 13, 2007 as further amended and restated on November 9, 2010.